Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS FIRST QUARTER 2024 OPERATING RESULTS

Dallas, TX — April 23, 2024 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended March 31, 2024.
“I am encouraged with the start of 2024. We continue to execute on our strategic positioning of our balance sheet with growth in deposits, capital and loans”, said C. Malcolm Holland, III. “Credit metrics remain stable and show positive trends as we gain momentum moving into the second quarter.”

	Quarter to Date
	Q1 2024	Q4 2023	Q1 2023
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$24,156	$3,499	$38,411
Diluted EPS	0.44	0.06	0.70
Book value per common share	28.23	28.18	27.54
Return on average assets[1]	0.79%	0.11%	1.28%
Return on average equity[1]	6.33	0.92	10.55
Efficiency ratio	62.45	77.49	48.42
Non-GAAP[2]
Operating earnings	$29,137	$31,625	$43,274
Diluted operating EPS	0.53	0.58	0.79
Tangible book value per common share	20.33	20.21	19.43
Pre-tax, pre-provision operating earnings	43,656	47,688	66,382
Pre-tax, pre-provision operating return on average assets[1]	1.42%	1.54%	2.20%
Pre-tax, pre-provision operating return on average loans[1]	1.84	1.97	2.83
Operating return on average assets[1]	0.95	1.02	1.44
Return on average tangible common equity[1]	9.52	2.00	15.81
Operating return on average tangible common equity[1]	11.34	12.37	17.72
Operating efficiency ratio	58.73	55.50	45.63
1 Annualized ratio.
2 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.

Other First Quarter Metrics and Company Highlights

•Total deposits grew $1.62 billion, or 18%, compared to March 31, 2023;
•Total loans grew $46.4 million, or 0.5%, compared to March 31, 2023;
•Loan to deposit ratio decreased to 91.7% as of March 31, 2024 compared to 93.6% as of December 31, 2023 and 107.7% as of March 31, 2023;
•Loan to deposit ratio, excluding mortgage warehouse loans, decreased to 86.9% as of March 31, 2024 compared to 89.1% as of December 31, 2023 and 102.4% as of March 31, 2023;
•Tangible book value per common share increased 0.6%, or $0.12, as of March 31, 2024 compared to December 31, 2023, and increased 4.63% or $0.90 as of March 31, 2023;
•Allowance for credit losses (“ACL”) to total loans increased to 1.15%, compared to 1.14% as of December 31, 2023 and 1.02% as of March 31, 2023;
•Pre-tax, pre-provision operating return on average assets was 1.42% as of March 31, 2024;
•Announced authorization of a stock buyback program on March 28, 2024 to purchase up to $50 million of outstanding common stock over the course of a year as the Company deems appropriate;
•Sold $120.1 million of lower-yielding available-for-sale (“AFS”) debt securities with a 3.11% average yield and reinvested the proceeds in higher yielding AFS securities with a 6.24% average yield; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on May 24, 2024.

Results of Operations for the Three Months Ended March 31, 2024
Net Interest Income
For the three months ended March 31, 2024, net interest income before provision for credit losses was $92.8 million and net interest margin was 3.24% compared to $95.5 million and 3.31%, respectively, for the three months ended December 31, 2023. The $2.7 million decrease, or 2.9%, in net interest income before provision for credit losses was primarily due to a $3.5 million decrease in interest income on loans driven by a decrease in loan yields, a $817 thousand decrease in interest income on equity securities and other investments and a $559 thousand increase in interest expense on transaction and savings deposits driven by an increase in funding costs on deposits. The decrease in net interest income was partially offset by a $1.4 million increase in interest income on debt securities and a $1.2 million decrease on advances from the Federal Home Loan Bank (“FHLB”), during the three months ended March 31, 2024. Net interest margin decreased 7 bps compared to the three months ended December 31, 2023, primarily due to the increase in funding costs on deposits during three months ended March 31, 2024, partially offset by an increase in debt securities.
Compared to the three months ended March 31, 2023, net interest income before provision for credit losses for the three months ended March 31, 2024 decreased by $10.6 million, or 10.2%. The decrease was primarily due to a $19.5 million increase in interest expense on certificates and other time deposits, a $16.9 million increase in interest expense on transaction and savings deposits and a $508 thousand decrease in interest income on equity securities and other investments. The decrease was partially offset by a $11.0 million decrease in advances from FHLB, a $10.2 million increase in interest income on loans driven by an increase in loan yields and average balances, a $2.7 million increase in interest income on debt securities and a $2.5 million increase in interest income on deposits in financial institutions and fed funds sold. Net interest margin decreased 45 bps from 3.69% for the three months ended March 31, 2023. The decrease was primarily due to the increase in funding costs on deposits during the three months ended March 31, 2024, partially offset by an increase in loan yields and debt securities.

Noninterest Income
Noninterest income for the three months ended March 31, 2024 was $6.7 million, an increase of $24.5 million, or 137.4%, compared to the three months ended December 31, 2023. The increase was primarily due to a $29.4 million loss in equity method investment income recorded in the three months ended December 31, 2023 related to a write down of our equity method investment in Thrive Mortgage, LLC ("Thrive") related to Thrive’s entry into a definitive agreement in December 2023 to be acquired by Lower Holding Company, which acquisition closed in March of 2024, with no corresponding or additional write down taken in the three months ended March 31, 2024. In addition, the increase was due to a $1.5 million increase in other income driven by a $1.3 million increase in BOLI income and a $1.3 million increase in loan fees. The increase was partially offset by a $6.3 million loss on sales of investment securities as a result of a strategic restructuring in which we sold $120.1 million of lower-yielding AFS securities, at amortized cost, with a 3.11% average yield, and reinvested the proceeds in higher yielding AFS securities with a 6.24% average yield.
Compared to the three months ended March 31, 2023, noninterest income for the three months ended March 31, 2024 decreased by $6.9 million, or 50.8%. The decrease was primarily due to a $7.1 million decrease in government guaranteed loan income, primarily driven by a decrease in the Company’s USDA sales, a $983 thousand decrease in loss on sales of investment securities and a $849 thousand decrease in other noninterest income.
Noninterest Expense
Noninterest expense was $62.1 million for the three months ended March 31, 2024, compared to $60.2 million for the three months ended December 31, 2023, an increase of $1.9 million, or 3.1%. The increase was primarily due to a $2.8 million increase in salaries and employee benefits and a $892 thousand increase in other noninterest expense. The increase is partially offset by a decrease of $1.6 million in professional and regulatory fees driven by FDIC insurance assessment expense, which includes a $768 thousand FDIC special assessment expense recorded in the fourth quarter 2023.
Compared to the three months ended March 31, 2023, noninterest expense for the three months ended March 31, 2024 increased by $5.5 million, or 9.7%. The increase was primarily due to a $3.0 million increase other noninterest expense, a $1.7 million increase in professional and regulatory fees driven by FDIC assessment fees that increased when the Company crossed $10 billion in total assets and a $1.5 million increase in salaries and employee benefits.

Financial Condition
Total loans held for investment (“LHI”) was $9.25 billion at March 31, 2024, an increase of $43.0 million, or 1.9% annualized, compared to December 31, 2023.
Total deposits were $10.65 billion at March 31, 2024, an increase of $315.6 million, or 12.2% annualized, compared to December 31, 2023. The increase was primarily the result of an increase of $295.1 million in certificates and other time deposits, an increase of $131.2 million in noninterest-bearing deposits and an increase of $17.7 million in correspondent money market account balances. The increase was partially offset by a decrease of $128.3 million in interest-bearing transaction and savings deposits.

Credit Quality
Nonperforming assets (“NPAs”) totaled $103.8 million, or 0.82% of total assets, at March 31, 2024, compared to $95.8 million, or 0.77% of total assets, at December 31, 2023. The Company had net charge-offs of $5.3 million for the three months ended March 31, 2024. Annualized net charge-offs to average loans outstanding were 22 bps for the three months ended March 31, 2024, compared to 40 bps and 4 bps for the three months ended December 31, 2023 and March 31, 2023, respectively.
ACL as a percentage of LHI was 1.15%, 1.14% and 1.02% at March 31, 2024, December 31, 2023 and March 31, 2023, respectively. The Company recorded a provision for credit losses of $7.5 million, $9.5 million and $9.4 million for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively . The recorded provision for credit losses for the three months ended March 31, 2024, compared to the three months ended December 31, 2023, was primarily attributable to an increase in general reserves as a result of changes in economic factors. The Company recorded a benefit for unfunded commitments of $1.5 million for the three months ended March 31, 2024, a $1.5 million benefit for unfunded commitments for the three months ended December 31, 2023, and a $1.5 million provision for unfunded commitments for the three months ended March 31, 2023. The recorded benefit for unfunded commitments for the three months ended March 31, 2024, compared to the three months ended December 31, 2023, was attributable to a decrease in unfunded commitment balances partially offset by changes in economic factors.

Income Tax
Income tax expense for the three months ended March 31, 2024 totaled $7.2 million, an increase of $1.2 million, or 20.5%, compared to the three months ended December 31, 2023. The Company’s effective tax rate was approximately 23.1% for the three months ended March 31, 2024. The effective tax rate for the three months ended March 31, 2024 was primarily due to a net discrete tax expense of $384 thousand associated with the recognition of an excess tax expense realized on share-based payment awards.
Dividend Information

After the close of the market on Tuesday, April 23, 2024, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after May 24, 2024 to stockholders of record as of the close of business on May 10, 2024.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share; operating earnings; tangible common equity to tangible assets; return on average tangible common equity; pre-tax, pre-provision operating earnings; pre-tax, pre-provision operating return on average assets; pre-tax, pre-provision operating return on average loans; diluted operating earnings per share; operating return on average assets; operating return on average tangible common equity; and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, April 24, 2024, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/tn7dvesw and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference: https://register.vevent.com/register/BIc24bd6831f8f4f6ba885c40b9b8ffc95. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; turmoil in the banking industry, responsive measures to mitigate and manage such turmoil and related supervisory and regulatory actions and costs; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2023 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.44	$0.06	$0.60	$0.62	$0.71
Diluted EPS	0.44	0.06	0.60	0.62	0.70
Book value per common share	28.23	28.18	27.46	27.48	27.54
Tangible book value per common share[1]	20.33	20.21	19.44	19.41	19.43
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20

Common Stock Data:
Shares outstanding at period end	54,496	54,338	54,305	54,261	54,229
Weighted average basic shares outstanding for the period	54,444	54,327	54,300	54,247	54,149
Weighted average diluted shares outstanding for the period	54,842	54,691	54,597	54,486	54,606

Summary of Credit Ratios:
ACL to total LHI	1.15%	1.14%	1.14%	1.05%	1.02%
NPAs to total assets	0.82	0.77	0.65	0.55	0.35
NPAs to total loans and OREO	1.06	0.99	0.83	0.70	0.46
Net charge-offs to average loans outstanding[4]	0.22	0.40	0.08	0.48	0.04

Summary Performance Ratios:
Return on average assets[4]	0.79%	0.11%	1.06%	1.10%	1.28%
Return on average equity[4]	6.33	0.92	8.58	8.96	10.55
Return on average tangible common equity[1,4]	9.52	2.00	12.80	13.35	15.81
Efficiency ratio	62.45	77.49	54.49	49.94	48.42
Net interest margin	3.24	3.31	3.46	3.51	3.69

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.53	$0.58	$0.60	$0.64	$0.79
Pre-tax, pre-provision operating return on average assets[1,4]	1.42%	1.54%	1.61%	1.90%	2.20%
Pre-tax, pre-provision operating return on average loans[1,4]	1.84	1.97	2.05	2.43	2.83
Operating return on average assets[1,4]	0.95	1.02	1.06	1.13	1.44
Operating return on average tangible common equity[1,4]	11.34	12.37	12.80	13.70	17.72
Operating efficiency ratio[1]	58.73	55.50	54.49	48.90	45.63

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.43%	12.27%	12.30%	12.23%	12.09%
Tangible common equity to tangible assets[1]	9.02	9.18	8.86	8.76	8.66
Tier 1 capital to average assets (leverage)	10.12	10.03	10.10	9.80	9.67
Common equity tier 1 capital	10.37	10.29	10.11	9.76	9.32
Tier 1 capital to risk-weighted assets	10.63	10.56	10.37	10.01	9.56
Total capital to risk-weighted assets	13.33	13.18	12.95	12.51	11.99
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$740,769	$629,063	$713,408	$663,921	$808,395
Debt securities, net	1,344,930	1,257,042	1,060,629	1,144,020	1,150,959
Other investments	76,788	76,238	80,869	138,894	137,621

Loans held for sale (“LHFS”)	64,762	79,072	41,313	29,876	42,816
LHI, mortgage warehouse (“MW”)	449,531	377,796	390,767	436,255	437,501
LHI, excluding MW	9,249,551	9,206,544	9,237,447	9,257,183	9,237,159
Total loans	9,763,844	9,663,412	9,669,527	9,723,314	9,717,476
ACL	(112,032)	(109,816)	(109,831)	(102,150)	(98,694)
Bank-owned life insurance	85,359	84,833	84,867	84,375	84,962
Bank premises, furniture and equipment, net	105,299	105,727	106,118	105,986	107,540
Other real estate owned (“OREO”)	18,445	—	—	—	—
Intangible assets, net of accumulated amortization	38,679	41,753	44,294	48,293	51,086
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	241,863	241,633	291,998	259,263	245,690
Total assets	$12,708,396	$12,394,337	$12,346,331	$12,470,368	$12,609,487
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,349,211	$2,218,036	$2,363,340	$2,234,109	$2,212,389
Interest-bearing transaction and savings deposits	4,220,114	4,348,385	3,936,070	3,590,253	3,492,011
Certificates and other time deposits	3,486,805	3,191,737	3,403,427	2,928,949	2,896,870
Correspondent money market deposits	597,690	580,037	493,681	480,598	433,468
Total deposits	10,653,820	10,338,195	10,196,518	9,233,909	9,034,738
Accounts payable and other liabilities	186,027	195,036	229,116	190,900	171,985
Advances from FHLB	100,000	100,000	200,000	1,325,000	1,680,000
Subordinated debentures and subordinated notes	230,034	229,783	229,531	229,279	229,027
Total liabilities	11,169,881	10,863,014	10,855,165	10,979,088	11,115,750
Commitments and contingencies
Stockholders’ equity:
Common stock	611	610	609	609	609
Additional paid-in capital	1,319,144	1,317,516	1,314,459	1,311,687	1,308,345
Retained earnings	457,499	444,242	451,513	429,753	406,873
Accumulated other comprehensive loss	(71,157)	(63,463)	(107,833)	(83,187)	(54,508)
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,538,515	1,531,323	1,491,166	1,491,280	1,493,737
Total liabilities and stockholders’ equity	$12,708,396	$12,394,337	$12,346,331	$12,470,368	$12,609,487

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$161,942	$165,443	$167,368	$163,727	$151,707
Debt securities	13,695	12,282	10,928	10,166	10,988
Deposits in financial institutions and Fed Funds sold	8,050	8,162	7,128	7,507	5,534
Equity securities and other investments	900	1,717	1,691	1,118	1,408
Total interest income	184,587	187,604	187,115	182,518	169,637
Interest expense:
Transaction and savings deposits	46,784	46,225	39,936	32,957	29,857
Certificates and other time deposits	40,492	40,165	36,177	28,100	20,967
Advances from FHLB	1,391	2,581	8,523	17,562	12,358
Subordinated debentures and subordinated notes	3,114	3,100	3,118	3,068	3,066
Total interest expense	91,781	92,071	87,754	81,687	66,248
Net interest income	92,806	95,533	99,361	100,831	103,389
Provision for credit losses[1]	7,500	9,500	8,627	15,000	9,385
(Benefit) provision for unfunded commitments	(1,541)	(1,500)	(909)	(1,129)	1,497
Net interest income after provisions	86,847	87,533	91,643	86,960	92,507
Noninterest income:
Service charges and fees on deposit accounts	4,896	4,800	5,159	5,272	5,017
Loan fees	2,510	1,200	1,564	1,520	2,064
Loss on sales of debt securities	(6,304)	—	—	—	(5,321)
Government guaranteed loan income, net	2,614	4,378	1,772	4,144	9,688
Equity method investment (loss) income	—	(29,417)	(136)	485	(1,521)
Customer swap income	408	238	202	961	217
Other income	2,538	1,009	1,113	1,310	3,387
Total noninterest income (loss)	6,662	(17,792)	9,674	13,692	13,531
Noninterest expense:
Salaries and employee benefits	33,365	30,606	30,949	28,650	31,865
Occupancy and equipment	4,677	4,670	4,881	4,827	4,973
Professional and regulatory fees	6,053	7,626	7,283	6,868	4,389
Data processing and software expense	4,856	4,569	4,541	4,709	4,720
Marketing	1,546	1,945	2,353	2,627	1,779
Amortization of intangibles	2,438	2,438	2,437	2,468	2,495
Telephone and communications	261	356	362	355	478
Other	8,920	8,028	6,608	6,693	5,916
Total noninterest expense	62,116	60,238	59,414	57,197	56,615
Income before income tax expense	31,393	9,503	41,903	43,455	49,423
Income tax expense	7,237	6,004	9,282	9,725	11,012
Net income	$24,156	$3,499	$32,621	$33,730	$38,411

Basic EPS	$0.44	$0.06	$0.60	$0.62	$0.71
Diluted EPS	$0.44	$0.06	$0.60	$0.62	$0.70
Weighted average basic shares outstanding	54,444	54,327	54,300	54,247	54,149
Weighted average diluted shares outstanding	54,842	54,691	54,597	54,486	54,606
1 Includes provision for credit losses on AFS securities of $885 thousand for the three months ended March 31, 2023.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$9,283,815	$157,585	6.83%	$9,280,439	$161,021	6.88%	$9,141,137	$146,801	6.51%
LHI, MW	279,557	4,357	6.27	301,345	4,422	5.82	360,172	4,906	5.52
Debt securities	1,294,994	13,695	4.25	1,188,776	12,282	4.10	1,252,457	10,988	3.56
Interest-bearing deposits in other banks	584,593	8,050	5.54	587,929	8,162	5.51	478,345	5,534	4.69
Equity securities and other investments	76,269	900	4.75	82,271	1,717	8.28	124,985	1,408	4.57
Total interest-earning assets	11,519,228	184,587	6.44	11,440,760	187,604	6.51	11,357,096	169,637	6.06
ACL	(112,229)			(111,937)			(92,664)
Noninterest-earning assets	929,043			977,811			949,881
Total assets	$12,336,042			$12,306,634			$12,214,313

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,639,445	$46,784	4.06%	$4,547,911	$46,225	4.03%	$4,150,995	$29,857	2.92%
Certificates and other time deposits	3,283,735	40,492	4.96	3,285,164	40,165	4.85	2,588,728	20,967	3.28
Advances from FHLB and Other	100,989	1,391	5.54	182,935	2,581	5.60	1,122,683	12,358	4.46
Subordinated debentures and subordinated notes	229,881	3,114	5.45	229,648	3,100	5.36	231,251	3,066	5.38
Total interest-bearing liabilities	8,254,050	91,781	4.47	8,245,658	92,071	4.43	8,093,657	66,248	3.32

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,355,315			2,322,555			2,470,700
Other liabilities	192,809			228,135			173,380
Total liabilities	10,802,174			10,796,348			10,737,737
Stockholders’ equity	1,533,868			1,510,286			1,476,576
Total liabilities and stockholders’ equity	$12,336,042			$12,306,634			$12,214,313

Net interest rate spread[2]			1.97%			2.08%			2.74%
Net interest income and margin[3]		$92,806	3.24%		$95,533	3.31%		$103,389	3.69%

1 Includes average outstanding balances of LHFS of $53.9 million, $31.2 million and $19.7 million for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Average yield on interest-earning assets:
Loans[1]	6.83%	6.88%	6.92%	6.85%	6.51%
LHI, MW	6.27	5.82	6.38	5.44	5.52
Total Loans	6.81	6.85	6.90	6.80	6.48
Debt securities	4.25	4.10	3.87	3.60	3.56
Interest-bearing deposits in other banks	5.54	5.51	5.43	5.16	4.69
Equity securities and other investments	4.75	8.28	4.94	3.25	4.57
Total interest-earning assets	6.44%	6.51%	6.51%	6.36%	6.06%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	4.06%	4.03%	3.80%	3.37%	2.92%
Certificates and other time deposits	4.96	4.85	4.55	3.92	3.28
Advances from FHLB	5.54	5.60	4.66	4.78	4.46
Subordinated debentures and subordinated notes	5.45	5.36	5.39	5.37	5.38
Total interest-bearing liabilities	4.47%	4.43%	4.21%	3.86%	3.32%

Net interest rate spread[2]	1.97%	2.08%	2.30%	2.50%	2.74%
Net interest margin[3]	3.24%	3.31%	3.46%	3.51%	3.69%
1Includes average outstanding balances of LHFS of $53.9 million, $31.2 million, $28.3 million, $23.4 million and $19.7 million for the three months ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Average cost of interest-bearing deposits	4.43%	4.38%	4.12%	3.61%	3.06%
Average costs of total deposits, including noninterest-bearing	3.42	3.37	3.15	2.73	2.24

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Mar 31, 2024		Dec 31, 2023		Sep 30, 2023		Jun 30, 2023		Mar 31, 2023
	(In thousands, except percentages)
LHI[1]
Commercial and Industrial (“C&I”)	$2,785,987	30.1%	$2,752,063	29.9%	$2,841,024	30.7%	$2,850,084	30.7%	$2,895,957	31.3%
Real Estate:
Owner occupied commercial (“OOCRE”)	788,376	8.5	794,088	8.6	697,299	7.5	671,602	7.2	631,563	6.8
Non-owner occupied commercial (“NOOCRE”)	2,352,993	25.5	2,350,725	25.5	2,398,060	26.1	2,509,731	27.1	2,505,344	27.1
Construction and land	1,568,257	16.9	1,734,254	18.8	1,705,053	18.4	1,659,700	17.9	1,831,349	19.8
Farmland	30,979	0.3	31,114	0.3	59,684	0.6	51,663	0.6	51,680	0.6
1-4 family residential	969,401	10.5	937,119	10.2	933,225	10.1	923,442	10.0	896,252	9.7
Multi-family residential	751,607	8.1	605,817	6.6	603,395	6.5	592,473	6.4	432,209	4.6
Consumer	8,882	0.1	10,149	0.1	9,845	0.1	11,189	0.1	8,316	0.1
Total LHI	$9,256,482	100%	$9,215,329	100%	$9,247,585	100%	$9,269,884	100%	$9,252,670	100%

MW	449,531		377,796		390,767		436,255		437,501

Total LHI[1]	$9,706,013		$9,593,125		$9,638,352		$9,706,139		$9,690,171

Total LHFS	64,762		79,072		41,313		29,876		42,816

Total Loans	$9,770,775		$9,672,197		$9,679,665		$9,736,015		$9,732,987

Deposits
Noninterest-bearing	$2,349,211	22.1%	$2,218,036	21.5%	$2,363,340	23.2%	$2,234,109	24.2%	$2,212,389	24.5%
Interest-bearing transaction	724,171	6.8	927,193	8.9	739,098	7.2	676,653	7.3	866,609	9.6
Money market	3,326,742	31.2	3,284,324	31.8	3,096,498	30.4	2,816,769	30.5	2,518,922	27.9
Savings	169,201	1.6	136,868	1.3	100,474	1.0	96,831	1.0	106,480	1.2
Certificates and other time deposits	3,486,805	32.7	3,191,737	30.9	3,403,427	33.4	2,928,949	31.7	2,896,870	32.0
Correspondent money market accounts	597,690	5.6	580,037	5.6	493,681	4.8	480,598	5.3	433,468	4.8
Total deposits	$10,653,820	100%	$10,338,195	100%	$10,196,518	100%	$9,233,909	100%	$9,034,738	100%

Total Loans to Deposits Ratio	91.7%		93.6%		94.9%		105.4%		107.7%

LHI to Deposit Ratio, excluding MW loans	86.9%		89.1%		90.7%		100.4%		102.4%

1 Total LHI does not include deferred fees of $6.9 million, $8.8 million, $10.1 million, $12.7 million and $15.5 million at March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$75,721	$79,133	$65,676	$54,055	$31,452
Nonaccrual PCD loans[1]	9,419	13,715	13,718	13,721	12,784
Accruing loans 90 or more days past due[2]	220	2,975	474	528	296
Total nonperforming loans held for investment (“NPLs”)	85,360	95,823	79,868	68,304	44,532
Other real estate owned	18,445	—	—	—	—
Total NPAs	$103,805	$95,823	$79,868	$68,304	$44,532

Charge-offs:
1-4 family residential	$—	$(21)	$—	$—	$—
Multifamily		(192)	—	—	—
OOCRE	(120)	(364)	(375)	—	(116)
NOOCRE	(4,293)	(5,434)	—	(8,215)	—
C&I	(946)	(3,893)	(1,929)	(3,540)	(1,051)
Consumer	(71)	(33)	(49)	(92)	(62)
Total charge-offs	(5,430)	(9,937)	(2,353)	(11,847)	(1,229)

Recoveries:
1-4 family residential	1	1	—	1	1
NOOCRE	—	—	200	150	—
C&I	96	387	308	106	364
Consumer	49	34	14	46	6
Total recoveries	146	422	522	303	371

Net charge-offs	$(5,284)	$(9,515)	$(1,831)	$(11,544)	$(858)

Provision for credit losses	$7,500	$9,500	$8,627	$15,000	$9,385

ACL	$112,032	$109,816	$109,831	$102,150	$98,694

Asset Quality Ratios:
NPAs to total assets	0.82%	0.77%	0.65%	0.55%	0.35%
NPAs to total loans and OREO	1.06	0.99	0.83	0.70	0.46
NPLs to total LHI	0.88	1.00	0.83	0.70	0.46
NPLs, excluding nonaccrual PCD loans, to total LHI	0.78	0.86	0.69	0.56	0.33
ACL to total LHI	1.15	1.14	1.14	1.05	1.02
Net charge-offs to average loans outstanding[3]	0.22	0.40	0.08	0.48	0.04
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,538,515	$1,531,323	$1,491,166	$1,491,280	$1,493,737
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(26,057)	(28,495)	(30,933)	(33,371)	(35,808)
Tangible common equity	$1,108,006	$1,098,376	$1,055,781	$1,053,457	$1,053,477
Common shares outstanding	54,496	54,338	54,305	54,261	54,229

Book value per common share	$28.23	$28.18	$27.46	$27.48	$27.54
Tangible book value per common share	$20.33	$20.21	$19.44	$19.41	$19.43

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,538,515	$1,531,323	$1,491,166	$1,491,280	$1,493,737
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(26,057)	(28,495)	(30,933)	(33,371)	(35,808)
Tangible common equity	$1,108,006	$1,098,376	$1,055,781	$1,053,457	$1,053,477
Tangible Assets
Total assets	$12,708,396	$12,394,337	$12,346,331	$12,470,368	$12,609,487
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(26,057)	(28,495)	(30,933)	(33,371)	(35,808)
Tangible Assets	$12,277,887	$11,961,390	$11,910,946	$12,032,545	$12,169,227
Tangible Common Equity to Tangible Assets	9.02%	9.18%	8.86%	8.76%	8.66%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$24,156	$3,499	$32,621	$33,730	$38,411
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438
Less: Tax benefit at the statutory rate	512	512	512	512	512
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$26,082	$5,425	$34,547	$35,656	$40,337

Average Tangible Common Equity
Total average stockholders' equity	$1,533,868	$1,510,286	$1,508,170	$1,510,625	$1,476,576
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Average core deposit intangibles	(27,656)	(30,093)	(32,540)	(34,969)	(37,361)
Average tangible common equity	$1,101,760	$1,075,741	$1,071,178	$1,071,204	$1,034,763
Return on Average Tangible Common Equity (Annualized)	9.52%	2.00%	12.80%	13.35%	15.81%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, plus M&A expenses less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$24,156	$3,499	$32,621	$33,730	$38,411
Plus: Severance payments[1]	—	—	—	1,194	835
Plus: Loss on sale of AFS securities, net	6,304	—	—	—	5,321
Plus: Equity method investment write-down	—	29,417	—	—	—
Plus: FDIC special assessment	—	768	—	—	—
Operating pre-tax income	30,460	33,684	32,621	34,924	44,567
Less: Tax impact of adjustments	1,323	2,059	—	251	1,293
Operating earnings	$29,137	$31,625	$32,621	$34,673	$43,274

Weighted average diluted shares outstanding	54,842	54,691	54,597	54,486	54,606
Diluted EPS	$0.44	$0.06	$0.60	$0.62	$0.70
Diluted operating EPS	$0.53	$0.58	$0.60	$0.64	$0.79
1 Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$24,156	$3,499	$32,621	$33,730	$38,411
Plus: Provision for income taxes	7,237	6,004	9,282	9,725	11,012
Plus: Provision for credit losses and unfunded commitments	5,959	8,000	7,718	13,871	10,882
Plus: Severance payments	—	—	—	1,194	756
Plus: Loss on sale of AFS securities, net	6,304	—	—	—	5,321
Plus: Equity method investment write-down	—	29,417	—	—	—
Plus: FDIC special assessment	—	768	—	—	—
Pre-tax, pre-provision operating earnings	$43,656	$47,688	$49,621	$58,520	$66,382

Average total assets	$12,336,042	$12,306,634	$12,259,062	$12,350,223	$12,214,313
Pre-tax, pre-provision operating return on average assets[1]	1.42%	1.54%	1.61%	1.90%	2.20%

Average loans	$9,563,372	$9,581,784	$9,625,005	$9,657,313	$9,501,309
Pre-tax, pre-provision operating return on average loans[1]	1.84%	1.97%	2.05%	2.43%	2.83%

Average total assets	$12,336,042	$12,306,634	$12,259,062	$12,350,223	$12,214,313
Return on average assets[1]	0.79%	0.11%	1.06%	1.10%	1.28%
Operating return on average assets[1]	0.95	1.02	1.06	1.13	1.44

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$29,137	$31,625	$32,621	$34,673	$43,274
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438
Less: Tax benefit at the statutory rate	512	512	512	512	512
Operating earnings adjusted for amortization of core deposit intangibles	$31,063	$33,551	$34,547	$36,599	$45,200

Average Tangible Common Equity
Total average stockholders' equity	$1,533,868	$1,510,286	$1,508,170	$1,510,625	$1,476,576
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Less: Average core deposit intangibles	(27,656)	(30,093)	(32,540)	(34,969)	(37,361)
Average tangible common equity	$1,101,760	$1,075,741	$1,071,178	$1,071,204	$1,034,763
Operating return on average tangible common equity[1]	11.34%	12.37%	12.80%	13.70%	17.72%

Efficiency ratio	62.45%	77.49%	54.49%	49.94%	48.42%
Operating efficiency ratio
Net interest income	$92,806	$95,533	$99,361	$100,831	$103,389
Noninterest income	6,662	(17,792)	9,674	13,692	13,531
Plus: Loss on sale of AFS securities, net	6,304	—	—	—	5,321
Plus: Equity method investment write-down	—	29,417	—	—	—
Operating noninterest income	12,966	11,625	9,674	13,692	18,852
Noninterest expense	62,116	60,238	59,414	57,197	56,615
Less: FDIC special assessment	—	768	—	—	—
Less: Severance payments	—	—	—	1,194	756
Operating noninterest expense	$62,116	$59,470	$59,414	$56,003	$55,859
Operating efficiency ratio	58.73%	55.50%	54.49%	48.90%	45.63%
1 Annualized ratio for quarterly metrics.